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             [LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP]



Triarc Consumer Products Group, LLC
Triarc Beverage Holdings Corp.
Arby's Building and Construction Company
c/o Triarc Companies, Inc.
280 Park Avenue
New York, New York 10017



                                    CONSENT


We hereby consent to the use of the opinion, dated November 18, 1999, we have provided to Triarc Consumer Products Group, LLC, Triarc Beverage Holdings Corp. and Arby's Building and Construction Co., as an exhibit to the Registration Statement on Form S-4 (Registration Nos. 333-78625; 333-78625-01 through 333-78625-28).


                               Very truly yours,

                               /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

                               POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

Dated: December 10, 1999